UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2019

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14303	38-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)

(313) 758-2000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AXL	New York Stock Exchange

Item 2.01 – Completion of Acquisition or Disposition of Assets

On December 16, 2019, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), completed the previously announced sale (the “Sale”) of the entities that operate AAM’s U.S. iron casting operations pursuant to the terms of a Unit Purchase Agreement (the “Purchase Agreement”), dated as of September 18, 2019, by and among AAM, Grede AcquisitionCo, Inc., a Delaware Corporation (the “Purchaser”), and, for certain limited purposes, Grede TopCo, Inc., a Delaware corporation (“TopCo”). AAM received net proceeds of approximately $141.2 million in cash from the Sale, which are subject to customary post-closing adjustments, as well as a $60.0 million deferred payment obligation. Except in the case of certain acceleration events, TopCo will have twelve years after the closing of the Sale to pay (or cause to be paid) the deferred payment of $60.0 million which will accrue interest at the rate of 6% per annum from January 1, 2020. The Sale did not include the entities that conduct AAM’s iron casting operations in El Carmen, Mexico. The Purchaser and TopCo are entities affiliated with Gamut Capital Management, L.P.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement filed as Exhibit 2.1 to AAM’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 18, 2019, which is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any financial or other information about AAM, the Purchaser or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to important qualifications and limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. AAM’s investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of AAM, the Purchaser or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by AAM.

Item 7.01 Regulation FD Disclosure

On December 16, 2019, AAM issued a press release announcing the closing of the Sale. A copy of this press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished in this Item 7.01 and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Forward-Looking Statements

This report may contain forward-looking statements including, without limitation, statements with respect to the transaction and the anticipated consequences and benefits of the transaction and other information relating to matters that are not historical facts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include the factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this report. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01 – Financial Statements and Exhibits

(b) Pro forma financial information

Unaudited pro forma condensed financial information of American Axle & Manufacturing Holdings, Inc. giving effect to the Sale and related notes thereto, including such information required by Article 11 of Regulation S-X, is attached as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Unit Purchase Agreement, dated as of September 18, 2019, by and among American Axle & Manufacturing Holdings, Inc., Grede AcquisitionCo, Inc. and, for certain limited purposes, Grede TopCo, Inc. (incorporated herein by reference to Exhibit 2.1 to American Axle & Manufacturing Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on September 18, 2019).
99.1	Press Release issued by AAM on December 16, 2019.
99.2	Unaudited pro forma condensed financial information.
104	Cover Page Interactive File (cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

Date: December 16, 2019	By:	/s/ David E. Barnes

	Name:	David E. Barnes
	Title:	Vice President & General Counsel